certification

Jose R. Fernandez Martinez, Principal Executive Officer/President, and Maritza Arizmendi Diaz, Principal Financial Officer/Treasurer of DGI Investment Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                          Principal Financial Officer/Treasurer

DGI Investment Trust                                                    DGI Investment Trust

/s/ Jose R. Fernandez Martinez                                   /s/ Maritza Arizmendi Diaz

Jose R. Fernandez Martinez                           Maritza Arizmendi Diaz

Date: 9/2/22                                               Date: 9/2/22

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the DGI Investment Trust and will be retained by the DGI Investment Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.